Oak Tree Medical Systems, Inc.
                                 2 Gannett Drive
                                    Suite 215
                             White Plains, NY 10604



                                December 20, 1996


Mr. Anthony Palmigiano
88-51 Aubrey Avenue
Glendale, NY  11385

Dear Mr. Palmigiano:

This letter sets forth the terms and  conditions  upon which Anthony  Palmigiano
(the   "Consultant")   will  act  as  financial  advisor  to  Oak  Tree  Medical
Systems,Inc. (the "Company").

           1. Scope of Engagement. Consultant will act as financial advisor and Consultant to the Company and, in such capacity, will advise the Company with respect to structuring, financing, acquisitions and such other matters within its areas of expertise, as the Company may request.

           2. Responsibilities and Service Provided. With respect to the scope of assignment and at all times subject to
                Section 7 hereof, Consultant will:

                     a. Familiarize itself with the business, operations, management, financial condition, and future prospects of the Company and new business opportunities;

                     b. Evaluate potential acquisitions including their associated costs and benefits;

                     c.    Identify potential sources of capital investment;
                           and

                     d. Assist the Company in arranging and structuring capital transactions.

           3.   Compensation to Consultant.

                     a. As compensation for Consultant's services hereunder, not later than twenty (20) business days following the receipt by the Company of at least $400,000 in capital investments to be arranged by the Consultant pursuant to this Letter


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                           Agreement,   the  Company  will  issue  ten  thousand
                           (10,000) shares of its Common Stock (the "Stock") to Consultant.

                     b. The Company agrees to include the Stock in its Registration Statement on Form SB-2, which has heretofore been filed with the Securities and Exchange Commission but has not yet been declared effective.

           4. Reimbursement of Expenses. The Company agrees to reimburse Consultant on a monthly basis for all reasonable out-of-pocket expenses which have been pre-approved.

           5. Terms of Engagement. The engagement of Consultant pursuant to the terms of this Letter Agreement shall be effective commencing on the date hereof and shall continue until December 20, 1997; provided, however, that the Company may terminate this Letter Agreement at any time, for any reason, by giving 45 days, prior written notice of such termination to Consultant. If this Letter Agreement is terminated, the Warrants in each tranche shall be canceled (except to the extent therefore exercised) in the same proportion as the remaining term of this Letter Agreement bears to the full term hereof.

           6. Confidentiality. Each of the parties agrees to keep any information with respect to each other and this agreement confidential and not make use thereof except as may be required by applicable law or judicial process. Each party will not be identified or referred to in any public release or communication prepared by either party or any of their affiliates or associates without the other party's prior written consent.

           7. Company's Obligations. The Company will continuously and timely apprise Consultant of material matters relevant to the Company's business.

                The company recognizes, agrees and confirms that Consultant (i) will be using and relying on information available from the Company and generally recognized public sources (the "information"), without having independently verified the same, and; (ii) does not assume responsibility for the accuracy of completeness of the information. The Company will, in addition to any other duties of indemnification set forth in this Letter Agreement, indemnify and hold Consultant harmless for any claim, suit or judgment arising out of Consultant's use of any information concerning the Company furnished by the Company to Consultant.


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

           8. Limitation of Liability; indemnification. In performing its services under this Agreement, neither Consultant nor any officer, director, employee, shareholder, attorney, or agent of Consultant will be liable to the Company or its creditors for errors or judgment or for any other acts, except for acts of negligence of Consultant.

                Notwithstanding anything contained in this Letter Agreement, in the event that Consultant incurs any liability or obligations in connection with the performance of its services under this Letter Agreement, the Company shall indemnify Consultant for all of such liabilities, obligations, expenses, or costs arising therefrom, including reasonable legal fees incurred by Consultant, except for (i) actions of Consultant which have not been authorized by the Company and (ii) acts of negligence of Consultant.

           9. Relationship of the Parties. Nothing in this Letter Agreement shall be construed to place Consultant and the Company in the relationship of partners or joint venturers. Neither Consultant nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever. Consultant, in performing its service hereunder, shall at all times be an independent contractor.

          10. Miscellaneous. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and the Company's obligations to pay fees and reimburse expenses obtained herein shall survive any expiration or termination of Letter Agreement. The Letter Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law thereof.


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

If the foregoing conforms to your understanding, please sign, and date and return to us the enclosed copy of this letter.

Very truly yours

OAK TREE MEDICAL SYSTEMS, INC.



---------------------------
William Kedersha
Chief Executive Officer

The foregoing is in conformity with our understanding:


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